                                   Press Contact:  John Meyers
                                                  (212)  270-7454

                                   Investor Contact:  John Borden
                                                  (212)  270-7318

                                   For Immediate Release
                                   Tuesday, January 18, 1994

       New York, January 18 -- Chemical Banking Corporation today reported net income for the full year 1993 of $1.604 billion, an increase of 48 percent from $1.086 billion for all of 1992. Net income per common share for 1993 was $5.77, compared with $3.90 in 1992.

       Net income for the fourth quarter of 1993 was $347 million, or $1.23 per common share, versus $197 million, or $.64 per share, on a comparable fully-taxed basis and $304 million, or $1.09 per share, on a reported basis (including tax benefits) in the fourth quarter of 1992.

       "Higher earnings for both the quarter and the year reflected strong revenue growth in our core businesses," said Walter V. Shipley, chairman and chief executive officer. "The corporation continued to benefit from positions of market leadership, with strong performances from capital markets, corporate finance, regional banking and national consumer activities. In addition, the fourth quarter included significant revenues related to developing markets restructurings, partially offset by investments in several of the corporation's key businesses."

       "Nonperforming assets declined by $607 million during the fourth quarter and by $2.6 billion, or 42 percent, during the past year," said Mr. Shipley. "This continued improvement in credit quality confirms our expectations for significantly lower provisions in the years ahead."

       At December 31, total nonperforming assets were $3,525 million, down from $6,092 million on the same date a year ago. Nonperforming assets were 2.4 percent of total assets at the end of the fourth quarter, compared with 4.4 percent a year ago. The non-LDC allowance for losses at December 31 was 123 percent of non-LDC nonperforming loans, compared with 64 percent a year ago.

       The corporation's estimated Tier I risk-based capital ratio was
  8.0 percent at December 31, compared with 7.3 percent a year ago.
  At December 31, the estimated total risk-based capital ratio was
  12.1 percent, up from 11.6 percent on the same date a year ago.

       During 1993, the corporation increased the quarterly dividend on its common stock by 27 percent to 38 cents per share. In March, the quarterly dividend was increased to 33 cents per share, from 30 cents per share, and in December to 38 cents per share.

  NET INTEREST INCOME

       Net interest income for the fourth quarter was $1,149 million, compared with $1,226 million in the same year-ago period. For the full year, net interest income was $4,636 million, compared with $4,598 million a year ago.

       The net yield on interest-earning assets was 3.65 percent in the fourth quarter, compared with 4.01 percent in the fourth quarter of 1992. The net yield on interest earning assets for the full year was 3.73 percent, compared with 3.82 percent for all of 1992.

       Net interest income in the fourth quarter of both 1993 and 1992 included one-time cash payments of approximately $30 million received in connection with developing country debt restructurings.

       Average interest-earning assets for the fourth quarter were $125.7 billion, compared with $122.4 billion in the same year-ago period. For the year, average interest-earning assets were $124.9 billion, compared with $121.2 billion for 1992.

  NONINTEREST REVENUE

       Noninterest revenue for the fourth quarter was $1,053 million, an increase of 47 percent from $717 million in the same period a year ago. Noninterest revenue for the full year was $4,024 million, up 33 percent from $3,026 million for all of 1992.

       Combined revenues from all trading activities were $255 million in the fourth quarter, up 11 percent from $229 million in the same year-ago period. For the year, total trading revenues were a record $1,073 million, up 26 percent from $853 million in 1992. The results reflected the corporation's emphasis on market making and client-driven businesses.

       Corporate finance and syndication fees were $88 million in the quarter, up 49 percent from $59 million a year ago. Such fees for the full year 1993 were $338 million, up 28 percent from $265 million a year ago. The increase underscored the corporation's leadership position in global loan origination and distribution as well as growth in corporate advisory activities.

       Trust and investment management fees in the fourth quarter were $109 million, up from $94 million in the 1992 fourth quarter, and $406 million for the full year, up from $361 million in all of 1992. The improvement in the results primarily reflected growth in Chemical's personal trust and asset management businesses.

       Other noninterest revenue in the fourth quarter was $236 million, compared with $9 million in the same quarter a year ago. For the full year, other noninterest revenue was $710 million, up from $190 million in all of 1992. The 1993 fourth quarter results included one-time net revenues of $139 million principally related to restructured country debt, including the sale of a portion of the past due interest bonds received from Argentina. The full year 1993 included $331 million from the sale of such bonds received from Argentina and Brazil. Revenues from venture capital activities were $90 million in the fourth quarter and $301 million for the full year 1993, versus $17 million and $100 million in the respective 1992 periods.

       Securities gains were $16 million in the fourth quarter, compared with securities losses of $2 million in the same year-ago quarter. For the year, securities gains were $142 million, compared with gains of $53 million in all of 1992.

  NONINTEREST EXPENSE

       Noninterest expense in the fourth quarter was $1,335 million, compared with $1,294 million in the same year-ago quarter. For the full year, noninterest expense was $5,293 million, versus $4,930 million a year ago.

       Noninterest expense in the fourth quarter reflected approximately $150 million in expense savings related to the December 31, 1991 merger of Chemical Banking Corporation and
  Manufacturers Hanover Corporation, up from $90 million in the fourth quarter a year ago. Merger-related expense savings for all of 1993 were $525 million, compared with $280 million for all of 1992.

       Noninterest expense for both the fourth quarter and full year 1993 reflected higher expenses associated with investments in certain of the corporation's key businesses, including an expansion of Section 20 securities capabilities, the acquisitions by Texas Commerce Bancshares of Ameritrust Texas Corporation and major components of First City Bancorporation of Texas, Inc., and $53 million in the fourth quarter related to the launch of a co-branded MasterCard with Shell Oil Company.

       Noninterest expense included foreclosed property expense of $61 million in the fourth quarter and $287 million for the year, compared with $101 million and $283 million in the respective periods of 1992. Noninterest expense for the full year 1993 included a third-quarter charge of $115 million ($67 million after-tax) related to the completion of the corporation's assessment of costs associated with the merger of Chemical and Manufacturers Hanover. The fourth quarter of 1992 included a one-time charge of $41 million related to costs incurred in combining the corporation's employee benefits plans.

       Excluding one-time charges, the ratio of noninterest expense to total revenue improved to 60.6 percent in the fourth quarter, from
  64.5 percent in the same year-ago quarter. On the same basis, this ratio for the full year improved to 59.1 percent, from 63.7 percent in 1992.

       As of December 31, 1993, merger-related staff reductions totaled 6,221 since July 15, 1991, when the merger was first announced.

  PROVISION AND ALLOWANCE FOR LOSSES

       The provision for losses was $286 million in the fourth quarter, compared with $298 million in the third quarter of 1993 and $315 million in the fourth quarter of 1992. For the year, the provision for losses was $1,259 million, versus $1,365 million in 1992.

       Consumer net charge-offs were $89 million in the fourth quarter, compared with $84 million in the third quarter of 1993 and $86 million in the fourth quarter a year ago. Consumer net charge-offs were $419 million for the year, versus $401 million in 1992. Consumer net charge-offs for the full-year 1993 included $55 million in the second quarter related to the disposition of nonperforming residential mortgage assets arising from loans extended several years ago under a reduced documentation mortgage program, which was discontinued in 1990.

       Commercial net charge-offs were $197 million in the fourth quarter, compared with $214 million in the third quarter of 1993 and $229 million in the fourth quarter a year ago. Commercial net charge-offs were $840 million for the year, versus $964 million in 1992.

       LDC net recoveries were $54 million in the fourth quarter, compared with LDC net charge-offs, including losses on sales and swaps, of $27 million in the third quarter of 1993 and $84 million in the fourth quarter a year ago. Such net charge-offs were $22 million for the full year, compared with $244 million in all of 1992.

       At December 31, the non-LDC allowance for losses was $2,423 million, compared with $2,206 million on the same date a year ago.

       The LDC allowance at December 31 was $597 million, compared with $819 million on the same date a year ago. Total LDC medium- and long-term outstandings at December 31 were $2.3 billion, versus $3.5 billion on the same date a year ago.

  NONPERFORMING ASSETS

       At December 31, total nonperforming assets were $3,525 million, down $607 million from $4,132 million at September 30 and down
  $2,567 million, or 42 percent, from $6,092 million on December 31 a year ago.

       Total non-LDC nonperforming assets at December 31 were $2,903 million, down from $3,365 million at September 30 and from $4,744 million a year ago. Non-LDC nonperforming loans at December 31 were $1,969 million, down from $2,279 million at September 30 and down from $3,468 million at December 31 a year ago. Assets acquired as loan satisfactions were $934 million at year-end 1993, down from $1,086 million at September 30 and down from $1,276 million at the end of 1992.

       LDC nonperforming loans were $622 million at December 31, down from $767 million at September 30 and down from $1,348 million on December 31 a year ago.

  Nonperforming Assets
  ($ in millions)                      12/31/93   9/30/93   12/31/92
                                       --------   -------   --------

  Non-LDC nonperforming loans            $1,969    $2,279     $3,468

  Assets acquired as loan satisfactions     934     1,086      1,276
                                         ------    ------     ------

  Total non-LDC nonperforming assets      2,903     3,365      4,744
                                         ------    ------     ------

  LDC nonperforming loans:
       Brazil                               403       483        713
       Argentina                              7        39        316
       Other LDC countries                  212       245        319
                                         ------    ------     ------
  Total LDC nonperforming loans             622       767      1,348
                                         ------    ------     ------

  Total nonperforming assets             $3,525    $4,132     $6,092
                                         ======    ======     ======




  Allowance for Losses ($ in millions)           12/31/93   12/31/92
                                                 --------   --------

  Total allowance for losses                       $3,020     $3,025
       As a % of total loans                          4.0%       3.7%

  Non-LDC allowance for losses                     $2,423     $2,206
       As a % of non-LDC loans                        3.3%       2.8%

  LDC allowance for losses                           $597       $819
       As a % of term outstandings including
       previous charge-offs with claims retained      54% (a)    56%

  (a) 26% excluding previous charge-offs with claims retained

  STOCKHOLDERS' EQUITY AND CAPITAL RATIOS
  ($ in billions)                            12/31/93 12/31/92
                                             -------- --------

  Total stockholders' equity                    $11.2      $9.9

  Common stockholders' equity                    $9.5      $8.0

  Ratios:

       Total equity to assets                     7.4%      7.1%

       Common equity to assets                    6.3%      5.7%

       Tier I Leverage (a)                        6.8%      6.6%

       Risk-based capital: (a)

          Tier I (4.0% required)                  8.0%(b)   7.3%

          Total (8.0% required)                  12.1%(b)  11.6%

  (a) Excludes from 1993 figures the net favorable impact on stockholders' equity of $215 million resulting from adoption of SFAS No. 115 on December 31, 1993.

  (b)  Estimated.

  OTHER FINANCIAL DATA

        Tax expense included income tax benefits totaling $331 million for the full year 1993 and $278 million for all of 1992, including $65 million in the 1992 fourth quarter. Because the corporation recognized its remaining available Federal tax benefits in the third quarter of 1993, the corporation's earnings beginning in the fourth quarter of 1993 were reported on a fully-taxed basis.

        On December 31, 1993, the corporation adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting for investments in debt and equity securities that have readily determinable fair values. SFAS 115 requires that investments and certain loan assets must be identified as held to maturity, held for current resale or available for sale. Investments that are identified as available for sale are required to be accounted for at their fair value with the related unrealized gains and losses included as a separate component of stockholders' equity. The adoption of this accounting standard resulted in a net favorable impact of approximately $215 million after-tax to the corporation's stockholders' equity.

        The return on average common stockholders' equity (ROE) was
  13.38 percent for the fourth quarter, versus 7.98 percent on a comparable fully-taxed basis and 13.36 percent on a reported basis in the year-ago fourth quarter. The ROE for the full year was 16.66 percent, compared with 12.36 percent for all of 1992.

        The return on average total assets (ROA) was .94 percent for the fourth quarter, versus .56 percent on a comparable fully-taxed basis and .86 percent on a reported basis in the fourth quarter of 1992. The ROA for the full year was 1.11 percent, compared with .78 percent for all of 1992.

        Total assets at December 31 were $149.9 billion, versus $139.7 billion on the same date a year ago. Total loans at the end of 1993 were $75.4 billion, compared with $82.0 billion a year ago. On December 31, total deposits were $98.3 billion, compared with $94.2 billion at the end of 1992.

        Book value per common share was $37.60 at December 31, versus $32.43 per share on the same date a year ago.

  TEXAS COMMERCE BANCSHARES

        Texas Commerce Bancshares (TCB) reported net income of $39 million in the fourth quarter and $169 million for the year, versus $46 million and $180 million in the similar year-ago periods. Excluding the one-time restructuring charge of $43 million ($30 million after-tax) related to the First City acquisition and net benefits of $9 million resulting from the adoption of two accounting changes, earnings for the full year 1993 would have been $190 million. On a pre-tax basis, TCB's earnings were $64 million in the fourth quarter and $226 million for the year, versus $47 million and $184 million in the same periods of 1992.

                                                                 UNAUDITED
                                               CHEMICAL BANKING CORPORATION and Subsidiaries
                                               (in millions, except per share and ratio data)

                                                        Three Months Ended       For the Year Ended
                                                           December 31,             December 31,
                                                        ------------------       ------------------

                                                            1993     1992           1993      1992
                                                          ------   ------         ------    ------
  EARNINGS:
  --------
  Income Before Effect of Accounting Changes          $    347     $    304    $  1,569    $  1,086
  Net Effect of Changes in Accounting Principles            --           --          35          --
                                                     ---------    ---------   ---------   ---------
  Net Income                                          $    347     $    304    $  1,604    $  1,086
                                                     =========    =========   =========   =========
  Net Income Applicable to Common Stock               $    309     $    266    $  1,449    $    936
                                                     =========    =========   =========   =========

  PER COMMON SHARE:
  ----------------
  Income Before Effect of Accounting Changes          $   1.23     $   1.09    $   5.63    $   3.90
  Net Effect of Changes in Accounting Principles            --           --         .14          --
                                                     ---------    ---------   ---------   ---------
  Net Income                                          $   1.23     $   1.09    $   5.77    $   3.90
                                                     =========    =========   =========   =========

  Book Value at December 31,                          $  37.60     $  32.43    $  37.60    $  32.43
  Market Value at December 31,                        $  40.13     $  38.63    $  40.13    $  38.63
  Common Stock Dividends Declared                     $   0.38(a)  $   0.30    $   1.37(a) $   1.20


  COMMON SHARES AND COMMON STOCK
  EQUIVALENTS:
  ------------------------------
  Average Outstanding                                    252.5        246.2       251.2       240.4
  Period End Outstanding                                 252.9        246.8       252.9       246.8

  BALANCE SHEET AVERAGES:
  -----------------------
  Loans                                               $ 76,063     $ 81,458    $ 78,739    $ 82,173
  Securities                                          $ 23,727     $ 23,141    $ 23,654    $ 21,674
  Interest-Earning Assets                             $125,714     $122,364    $124,934    $121,249
  Total Assets                                        $146,870     $140,653    $144,881    $139,329
  Deposits                                            $ 97,149     $ 95,118    $ 95,656    $ 92,750
  Long-Term Debt                                      $  8,295     $  6,707    $  8,053    $  6,220
  Stockholders' Equity                                $ 11,032     $  9,744    $ 10,583    $  9,324


  PERFORMANCE RATIOS: (Average balances) (b)
  ------------------
  Return on Assets                                       0.94%        0.86%       1.11%       0.78%
  Return on Common Stockholders' Equity                 13.38%       13.36%      16.66%      12.36%
  Return on Total Stockholders' Equity                  12.48%       12.41%      15.16%      11.65%


  CAPITAL RATIOS AT DECEMBER 31:
  -----------------------------
  Total Stockholders' Equity to Assets                                              7.4%        7.1%
  Common Stockholders' Equity to Assets                                             6.3%        5.7%
  Tier 1 Leverage                                                                   6.8%        6.6%
  Risk-Based Capital (Final guidelines):
    Tier 1 (4.0% required)                                                          8.0% (c)    7.3%
    Total  (8.0% required)                                                         12.1% (c)   11.6%

  (a) In 1993, the Corporation increased its quarterly common stock dividend from $0.30 per share to $0.33 per share in the first quarter and from $0.33 per share to $0.38 per share in the fourth quarter.
  (b) Quarterly performance ratios are based on annualized net income amounts.
  (c) Estimated. Excludes from 1993 figures the net favorable impact on stockholders' equity of $215 million resulting from adoption of SFAS No. 115 on December 31, 1993.

                                 UNAUDITED

               CHEMICAL BANKING CORPORATION and Subsidiaries
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)


                                              Three Months Ended
                                                 December 31,
                                              ------------------
                                               1993        1992
                                               ----        ----
  INTEREST INCOME:
  Loans                                     $1,350       $1,492
  Securities                                   428          449
  Trading Account Assets                       135           92
  Federal Funds Sold and Securities
    Purchased Under Resale Agreements           94           77
  Deposits with Banks                           67           69
                                            ------       ------
    Total Interest Income                    2,074        2,179
                                            ------       ------

  INTEREST EXPENSE:
  Deposits                                     542          571
  Short-Term and Other Borrowings              249          263
  Long-Term Debt                               134          119
                                            ------       ------
    Total Interest Expense                     925          953
                                            ------       ------
  NET INTEREST INCOME                        1,149        1,226
  Provision for Losses                         286          315
                                            ------       ------
  NET INTEREST INCOME AFTER
    PROVISION FOR LOSSES                       863          911
                                            ------       ------

  NONINTEREST REVENUE:
  Trust and Investment Management Fees         109           94
  Corporate Finance and Syndication Fees        88           59
  Service Charges on Deposit Accounts           71           65
  Fees for Other Banking Services              278          263
  Trading Account and Foreign Exchange Profits 255          229
  Securities Gains (Losses)                     16           (2)
  Other Revenue                                236            9
                                            ------       ------
    Total Noninterest Revenue                1,053          717
                                            ------       ------
  NONINTEREST EXPENSE:
  Salaries                                     522          505
  Employee Benefits                             95           79
  Occupancy Expense                            149          139
  Equipment Expense                             93           85
  Foreclosed Property Expense                   61          101
  Other Expense                                415          385
                                            ------       ------
    Total Noninterest Expense                1,335        1,294
                                            ------       ------

  INCOME BEFORE INCOME TAX EXPENSE             581          334
  Income Tax Expense                           234           30
                                            ------       ------
  NET INCOME                                $  347       $  304
                                            ======       ======
  NET INCOME APPLICABLE TO COMMON STOCK     $  309       $  266
                                            ======       ======

  NET INCOME PER COMMON SHARE               $ 1.23       $ 1.09
                                            ======       ======
  AVERAGE COMMON SHARES AND COMMON STOCK
    EQUIVALENTS OUTSTANDING                  252.5        246.2

  Certain amounts in 1992 have been reclassified to conform with the 1993 presentation.

              CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED STATEMENT OF INCOME
                  (in millions, except per share data)

                                              For The Year Ended
                                                 December 31,
                                              ------------------
                                                1993       1992
                                               -----      -----
  INTEREST INCOME:
  Loans                                     $5,620       $6,353
  Securities                                 1,727        1,753
  Trading Account Assets                       449          419
  Federal Funds Sold and Securities Purchased
    Under Resale Agreements                    339          349
  Deposits with Banks                          268          274
                                            ------       ------
    Total Interest Income                    8,403        9,148
                                            ------       ------
  INTEREST EXPENSE:
  Deposits                                   2,241        2,868
  Short-Term and Other Borrowings              992        1,228
  Long-Term Debt                               534          454
                                            ------       ------
    Total Interest Expense                   3,767        4,550
                                            ------       ------
  NET INTEREST INCOME                        4,636        4,598
  Provision for Losses                       1,259        1,365
                                            ------       ------
  NET INTEREST INCOME AFTER
    PROVISION FOR LOSSES                     3,377        3,233
                                            ------       ------

  NONINTEREST REVENUE:
  Trust and Investment Management Fees         406          361
  Corporate Finance and Syndication Fees       338          265
  Service Charges on Deposit Accounts          288          264
  Fees for Other Banking Services            1,067        1,040
  Trading Account and Foreign
    Exchange Profits                         1,073          853
  Securities Gains                             142           53
  Other Revenue                                710          190
                                            ------       ------
    Total Noninterest Revenue                4,024        3,026
                                            ------       ------

  NONINTEREST EXPENSE:
  Salaries                                   2,070        1,977
  Employee Benefits                            396          372
  Occupancy Expense                            587          566
  Equipment Expense                            337          316
  Foreclosed Property Expense                  287          283
  Restructuring Charge                         158           --
  Other Expense                              1,458        1,416
                                            ------       ------
    Total Noninterest Expense                5,293        4,930
                                            ------       ------
  INCOME BEFORE INCOME TAXES AND EFFECT
    OF ACCOUNTING CHANGES                    2,108        1,329
  Income Tax Expense                           539          243
                                            ------       ------
  INCOME BEFORE EFFECT OF
    ACCOUNTING CHANGES                       1,569        1,086
  Net Effect of Changes in
    Accounting Principles                       35(a)        --
                                            ------       ------
  NET INCOME                                $1,604       $1,086
                                            ======       ======
  NET INCOME APPLICABLE TO COMMON STOCK     $1,449       $  936
                                            ======       ======
  PER COMMON SHARE:
    Income Before Effect of
      Accounting Changes                    $ 5.63       $ 3.90
    Net Effect of Changes in
      Accounting Principles                    .14(a)        --
                                            ------       ------
    Net Income                              $ 5.77       $ 3.90
                                            ======       ======
  AVERAGE COMMON SHARES AND COMMON STOCK
    EQUIVALENTS OUTSTANDING                  251.2        240.4

  Certain amounts in 1992 have been reclassified to conform with the 1993 presentation.

  (a) On January 1, 1993, the Corporation adopted SFAS 106 which resulted in a charge of $415 million relating to postretirement benefits and also adopted SFAS 109 which resulted in an income tax benefit of $450 million.

              CHEMICAL BANKING CORPORATION and Subsidiaries
                        CONSOLIDATED BALANCE SHEET
                              (in millions)




                                          December 31,    December 31,
                                                  1993            1992
                                          ------------    ------------

  ASSETS
  Cash and Due from Banks                     $  6,852        $  8,846
  Deposits with Banks                            6,030           1,846
  Federal Funds Sold and Securities
    Purchased under Resale Agreements           10,556           7,667
  Trading Account Assets                        11,679           4,496
  Securities:
     Held-to-Maturity                           10,108          15,036
     Available-for-Sale                         15,840           8,390
  Loans (Net of Unearned Income)                75,381          82,010
  Allowance for Losses                          (3,020)         (3,025)
  Premises and Equipment                         1,910           1,699
  Due from Customers on Acceptances              1,077           1,392
  Accrued Interest Receivable                    1,106           1,086
  Assets Acquired as Loan Satisfactions            934           1,276
  Other Assets                                  11,435           8,936
                                              --------        --------
      TOTAL ASSETS                            $149,888        $139,655
                                              ========        ========

  LIABILITIES
  Deposits:
    Demand (Noninterest Bearing)              $ 23,443        $ 22,813
    Time and Savings                            51,940          51,353
    Foreign                                     22,894          20,007
                                              --------        --------
       Total Deposits                           98,277          94,173
  Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements            12,857          15,051
  Other Borrowed Funds                          11,908           8,020
  Acceptances Outstanding                        1,099           1,443
  Accounts Payable and Accrued Liabilities       2,607           1,951
  Other Liabilities                              3,784           2,368
  Long-Term Debt                                 8,192           6,798
                                               -------       ---------
       TOTAL LIABILITIES                       138,724         129,804
                                              --------        --------

  STOCKHOLDERS' EQUITY
  Preferred Stock                                1,654           1,848
  Common Stock                                     253             247
  Capital Surplus                                6,553           6,376
  Retained Earnings                              2,501           1,392
  Net Unrealized Gain on Securities
    Available-for-Sale (Net of Taxes)              215(a)           --
  Treasury Stock, at cost                          (12)            (12)
                                              --------        --------
       TOTAL STOCKHOLDERS' EQUITY               11,164           9,851
                                              --------        --------
       TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY                               $149,888        $139,655
                                              ========       =========

  (a) On December 31, 1993, the Corporation adopted SFAS 115. Securities that are identified as available for sale are accounted for at fair value with the related unrealized gains and losses included in stockholders' equity. The adoption of SFAS 115 resulted in a net favorable impact of $215 million on stockholders' equity.

              CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED STATEMENT OF CHANGES
                         IN STOCKHOLDERS' EQUITY
                              (in millions)






                                                     1993       1992
                                                     ----       ----

  BALANCE AT JANUARY 1,                           $ 9,851     $7,281
                                                  -------     ------

  Net Income                                        1,604      1,086
  Dividends Declared:
    Preferred Stock                                  (155)      (153)
    Common Stock                                     (345)      (295)
  Issuance of Preferred Stock                         400        550
  Redemption of Preferred Stock                      (594)      (300)
  Issuance of Common Stock                            183      1,706(a)
  Change in Treasury Stock                             --          8
  Net Unrealized Gain on Securities
    Available-for-Sale (Net of Taxes)                 215         --
  Conversion of Class B Common Stock                   --        (34)
  Accumulated Translation Adjustment                    5          2
                                                  -------     ------
    Net Change in Stockholders' Equity              1,313      2,570
                                                  -------     ------

  BALANCE AT DECEMBER 31,                         $11,164     $9,851
                                                  =======     ======



  (a) Principally includes the issuance of 57.5 million shares through public offerings in January 1992 which resulted in net proceeds to the Corporation of $1.52 billion.

                                                                 UNAUDITED

                                               CHEMICAL BANKING CORPORATION and Subsidiaries
                                                       ALLOWANCE RELATED INFORMATION
                                                        (in millions, except ratios)



                                                              Three Months Ended              For The Year Ended
  Allowance for Losses                                           December 31,                    December 31,
  --------------------                                       ----------------------        -----------------------
                                                             1993             1992          1993              1992
                                                             ----             ----          ----              ----
  Non-LDC Allowance:
    Balance at Beginning of Period                          $2,429         $ 2,210         $2,206           $2,012
    Provision for Losses                                       286             315          1,259  (a)       1,365
    Net Charge-Offs                                           (286)           (315)        (1,259) (a)      (1,365)
    Transfer from LDC Allowance                                 --              --            200              200
    Allowance related to purchased assets
      of First City Banks                                       --              --             19               --
    Other                                                       (6)             (4)            (2)              (6)
                                                            ------          ------         ------           ------
       Balance at End of Period                              2,423           2,206          2,423            2,206
                                                            ------          ------         ------           ------

  LDC Allowance:
    Balance at Beginning of Period                             543             903            819            1,263
    Provision for Losses                                        --              --             --               --
    Net (Charge-Offs) Recoveries                                60             (61)           130              (89)
    Losses on Sales and Swaps                                   (6)            (23)          (152)            (155)
    Transfer to Non-LDC Allowance                               --              --           (200)            (200)
                                                            ------          ------         ------           ------
       Balance at End of Period                                597             819            597              819
                                                            ------          ------         ------           ------
          Total Allowance for Losses                        $3,020         $ 3,025         $3,020           $3,025
                                                            ======          ======         ======           ======

  (a) The provision and non-LDC net charge-offs for the year-ended December 31, 1993, included $55 million related to the decision to accelerate the disposition of certain nonperforming residential mortgages.

  Allowance Coverage Ratios (at year-end):
    Allowance to Total Loans                                                                   4.0%             3.7%

    Allowance to Nonperforming Loans                                                           117               63

    Non-LDC Allowance to Non-LDC Nonperforming Loans                                           123               64

    LDC Allowance to LDC Nonperforming Loans                                                    96               61

    LDC Allowance to:
      Medium- and Long-Term LDC Outstandings                                                    26               24
      Total LDC Outstandings                                                                    17               19

    LDC Allowance Adjusted for Prior
      Charge-Offs with Claims Retained to
      Medium- and Long-Term LDC Outstandings
      and Claims Retained                                                                       54               56

                                                                 UNAUDITED

                                               CHEMICAL BANKING CORPORATION and Subsidiaries
                                           Consolidated Net Interest Income and Average Balances
                                            (Taxable-Equivalent Interest and Rates; in millions)

                                               Three Months Ended                   Three Months Ended
                                               December 31, 1993                     December 31, 1992
                                     ------------------------------------  ------------------------------------
                                     Average                         Rate  Average                         Rate
                                     Balance        Interest (Annualized)  Balance       Interest  (Annualized)
                                     -------        -------- ------------  -------       --------  ------------
  ASSETS
  Deposits with Banks               $  4,128         $   67       6.52%    $  3,746       $   69         7.33%
  Federal Funds Sold and
   Securities Purchased Under
   Resale Agreements                  11,491             94       3.23%       8,669           77         3.57%
  Trading Account Assets              10,305            135       5.23%       5,350           92         6.88%
  Securities                          23,727            430       7.19%      23,141          450         7.75%
  Loans                               76,063          1,354       7.08%      81,458        1,498         7.31%
                                    --------         ------                --------       ------
   Total Interest-Earning Assets     125,714          2,080       6.58%     122,364        2,186         7.11%

  Allowance for Losses                (3,050)                                (3,227)
  Cash and Due from Banks              8,886                                  8,563
  Other Assets                        15,320                                 12,953
                                    --------                               --------
   Total Assets                     $146,870                               $140,653
                                    ========                               ========

  LIABILITIES
  Domestic Retail Time Deposits     $ 46,986         $  299       2.52%    $ 44,381       $  307         2.75%
  Domestic Negotiable
    Certificates of Deposit
    and Other Deposits                 5,756             45       3.07%       7,424           58         3.09%
  Deposits in Foreign Offices         21,556            198       3.69%      22,606          206         3.65%
                                    --------         ------                --------       ------
    Total Time & Savings Deposits     74,298            542       2.90%      74,411          571         3.06%
                                    --------         ------                --------       ------

  Short-Term and Other Borrowings:

    Federal Funds Purchased and
     Securities Sold Under
     Repurchase Agreements            14,191            100       2.79%      15,412          121         3.16%
    Commercial Paper                   2,363             18       3.17%       2,385           21         3.59%
    Other                              7,052            131       7.37%       5,078          121         9.60%
                                    --------         ------                --------       ------
     Total Short-Term and
      Other Borrowings                23,606            249       4.20%      22,875          263         4.63%
  Long-Term Debt                       8,295            134       6.43%       6,707          119         7.11%
                                    --------         ------                --------       ------
    Total Interest-
    Bearing Liabilities              106,199            925       3.47%     103,993          953         3.67%
                                    --------         ------                --------       ------

  Demand Deposits                     22,851                                 20,707
  All Other Liabilities                6,788                                  6,209
                                    --------                               --------
    Total Liabilities                135,838                                130,909
                                    --------                               --------

  STOCKHOLDERS' EQUITY
  Preferred Stock                      1,852                                  1,839
  Common Stockholders' Equity          9,180                                  7,905
                                    --------                               --------
    Total Stockholders' Equity        11,032                                  9,744
                                    --------                               --------
    Total Liabilities and
      Stockholders' Equity          $146,870                               $140,653
                                    ========                               ========

  SPREAD ON INTEREST-BEARING
    LIABILITIES                                                   3.11%                                  3.44%
                                                                  =====                                  =====
  NET INTEREST INCOME AND NET
    YIELD ON INTEREST-EARNING
    ASSETS                                           $1,155       3.65%                   $1,233         4.01%
                                                     ======       =====                   ======         =====

                                                                  UNAUDITED

                                                CHEMICAL BANKING CORPORATION and Subsidiaries
                                            Consolidated Net Interest Income and Average Balances
                                             (Taxable-Equivalent Interest and Rates; in millions)

                                               For the Year Ended                   For the Year Ended
                                               December 31, 1993                     December 31, 1992
                                     ------------------------------------- --------------------------------------
                                     Average                         Rate  Average                         Rate
                                     Balance        Interest (Annualized)  Balance       Interest  (Annualized)
                                     -------        -------- ------------  -------       --------  ------------
  ASSETS
  Deposits with Banks               $  4,202         $  268       6.39%    $  2,605       $  274        10.52%
  Federal Funds Sold and
   Securities Purchased Under
   Resale Agreements                  10,300            339       3.29%       8,592          349         4.07%
  Trading Account Assets               8,039            449       5.59%       6,205          419         6.76%
  Securities                          23,654          1,731       7.32%      21,674        1,758         8.11%
  Loans                               78,739          5,637       7.16%      82,173        6,379         7.76%
                                    --------         ------                --------       ------
   Total Interest-Earning Assets     124,934          8,424       6.74%     121,249        9,179         7.57%

  Allowance for Losses                (3,084)                                (3,327)
  Cash and Due from Banks              8,537                                  8,051
  Other Assets                        14,494                                 13,356
                                    --------                               --------
   Total Assets                     $144,881                               $139,329
                                    ========                               ========

  LIABILITIES
  Domestic Retail Deposits          $ 46,598         $1,237       2.65%    $ 44,538       $1,438         3.23%
  Domestic Negotiable
    Certificates of Deposit
    and Other Deposits                 6,242            191       3.05%       7,506          296         3.94%
  Deposits in Foreign Offices         21,066            813       3.86%      21,717        1,134         5.22%
                                    --------         ------                --------       ------
    Total Time & Savings Deposits     73,906          2,241       3.03%      73,761        2,868         3.89%
                                    --------         ------                --------       ------

  Short-Term and Other Borrowings:
    Federal Funds Purchased and

     Securities Sold Under
     Repurchase Agreements            15,461            472       3.05%      15,658          623         3.98%
     Commercial Paper                  2,438             83       3.42%       2,190           87         3.92%
    Other                              6,663            437       6.56%       6,376          518         8.17%
                                    --------         ------                --------       ------
     Total Short-Term and
      Other Borrowings                24,562            992       4.04%      24,224        1,228         5.07%
  Long-Term Debt                       8,053            534       6.64%       6,220          454         7.31%
                                    --------         ------                --------       ------
    Total Interest-
    Bearing Liabilities              106,521          3,767       3.54%     104,205        4,550         4.37%
                                    --------         ------                --------       ------

  Demand Deposits                     21,750                                 18,989
  All Other Liabilities                6,027                                  6,811
                                    --------                               --------
    Total Liabilities                134,298                                130,005
                                    --------                               --------

  STOCKHOLDERS' EQUITY
  Preferred Stock                      1,887                                  1,751
  Common Stockholders' Equity          8,696                                  7,573
                                    --------                               --------
    Total Stockholders' Equity        10,583                                  9,324
                                    --------                               --------
    Total Liabilities and
      Stockholders' Equity          $144,881                               $139,329
                                    ========                               ========

  SPREAD ON INTEREST-BEARING
    LIABILITIES                                                   3.20%                                  3.20%
                                                                  =====                                  =====
  NET INTEREST INCOME AND NET
    YIELD ON INTEREST-EARNING
    ASSETS                                           $4,657       3.73%                   $4,629         3.82%
                                                     ======       =====                   ======         =====

                                                                 UNAUDITED

                                              TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
                                                 CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                               (in millions)


                                                   Three Months Ended          For The Year Ended
                                                      December 31,                December 31,
                                               --------------------------   -------------------------
                                                   1993            1992        1993            1992
                                                 ------          ------      ------          ------
  NET INTEREST INCOME                             $ 169           $ 158       $ 692           $ 602
  Provision for Losses                               (6)              6          --              25
                                                  -----           -----       -----           -----
  Net Interest Income After Provision for Losses    175             152         692             577
  NONINTEREST REVENUE                                95              79         392             293
  NONINTEREST EXPENSE                               206             184         858(a)          686
                                                  -----           -----       -----           -----
  Income Before Income Taxes and Effect
    of Accounting Changes                            64              47         226             184
  Income Tax Expense                                 20               1          66               4
                                                  -----           -----       -----           -----
  Income Before Effect of Accounting Changes         44              46         160             180
  Net Effect of Changes in Accounting Principles     (5)             --           9              --
                                                  -----           -----       -----           -----
  NET INCOME                                      $  39           $  46       $ 169           $ 180
                                                  =====           =====       =====           =====

  (a) Includes $43 million restructuring charge related to the acquisition of certain former First City assets.

                                              TEXAS COMMERCE BANCSHARES, INC. and Subsidiaries
                                                    CONDENSED CONSOLIDATED BALANCE SHEET
                                                               (in millions)

                                                                                December 31,
                                                                        ----------------------------
                                                                              1993             1992
                                                                          --------         --------
  ASSETS
  Cash and Due from Banks                                                  $  2,160        $  2,039
  Deposits with Banks                                                             5              28
  Federal Funds Sold and Securities Purchased Under Resale Agreements         5,154           3,537
  Trading Account Assets                                                         16             488
  Securities:
    Held-to-Maturity                                                          1,291           1,432
    Available-for-Sale                                                        1,455             497
  Loans (Net of Unearned Income)                                             10,267           9,175
  Allowance for Losses                                                         (344)           (372)
  Assets Acquired as Loan Satisfactions                                          95             200
  All Other Assets                                                            1,687           1,009
                                                                           --------        --------
       TOTAL ASSETS                                                        $ 21,786        $ 18,033
                                                                           ========        ========

  LIABILITIES
  Demand Deposits (Noninterest Bearing)                                    $  6,172        $  5,363
  Domestic and Foreign Interest Bearing Deposits                             11,204           9,337
  All Other Liabilities                                                       2,663           2,053
                                                                           --------        --------
       TOTAL LIABILITIES                                                     20,039          16,753

  STOCKHOLDER'S EQUITY                                                        1,747           1,280
                                                                           --------        --------
       TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                          $ 21,786        $ 18,033
                                                                           ========        ========